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        [MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C. LETTERHEAD]



                                 June 30, 2000






Online Resources & Communications Corporation
7600 Colshire Drive
McLean, VA  22102

Gentlemen:

        We have acted as counsel to Online Resources & Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of 400,000 shares of its common stock, $.0001 par value per share (the "Common Stock"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

        In connection with this opinion, we have examined the Company's Amended and Restated Certificate of Incorporation and Restated By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

        Based upon the foregoing, we are of the opinion that (i) the Common Stock has been duly and validly authorized by the Company and (ii) the Common Stock, when sold, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

        Our opinion is limited to the General Corporation Laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.


June 30, 2000
Page 2


We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.



                                               Very truly yours,

                                               /s/ MINTZ, LEVIN, COHN, FERRIS,
                                                   GLOVSKY AND POPEO, P.C.

                                               Mintz, Levin, Cohn, Ferris,
                                               Glovsky and Popeo, P.C.